EXHIBIT 5.1

November 10, 2006

Intervest Bancshares Corporation
One Rockefeller Plaza, Suite 400
New York, New York 10020-2002

Ladies and Gentlemen:

We have acted as counsel to Intervest Bancshares Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") being filed by the Company on November 3, 2006 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to 300,000 shares of Class A common stock, par value $1.00 per share, of the Company (the "Shares"). The Shares represent a portion of the shares that may be acquired upon exercise of outstanding warrants to purchase the Shares (the "Warrant").

In so acting, we have examined the Registration Statement, and we have also examined and relied as to factual matters upon the representations and warranties contained in originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

Based upon the foregoing and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares have been duly authorized for issuance by the Company and, when issued pursuant to the terms of the Warrant, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Warrant or the Shares.

                                        Very truly yours,

                                        /s/ Harris Beach PLLC